EXHIBIT 10.2

                           BIOPHAN TECHNOLOGIES, INC.
                       150 Lucius Gordon Drive, Suite 215
                         West Henrietta, New York 14586

December 21,2005

Myotech, LLC
150 Lucius Gordon Drive
Suite 218
West Henrietta, NY 14586

            Re: Amendment and Waiver of Certain Conditions to Closing

Ladies & Gentlemen:

            Reference is hereby made to that certain Securities Purchase Agreement (the "Agreement"'), dated as of November 30,2005, by and among Biophan Technnologies, Inc., a New York corporation (the "Purchaser") and Myotech, LLC, a New York limited liability company (the "Company"). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

            1. Pursuant to Section 2.1 (m) of the Agreement, the obligation of the Purchaser to consummate the transactions contemplated by the Agreement to be consummated at the Closing is subject to the Company having entered into a two-year employment agreement with Jeffrey L. Helfer. Notwithstanding this condition, the Company has not entered into a two- year employment agreement with Mr. Helfer. The Company therefore requests that the condition to Closing set forth in Sections 2.1(m) of the Agreement be waived by the Purchaser. By its signature hereto, the Purchaser hereby acknowledges and agrees to such request.

            Notwithstanding the foregoing, the Company and the Purchaser acknowledge that the Purchaser has entered into a two-year employment agreement with Mr. Helfer which will be assigned to and become the obligation of the Company under certain circumstances.

            2. Section 1.1 is amended to change "7,977,000" to "8,142,622."

            3. Section 1.2(a) is amended to change (i) "802,568" to "811,037" and (ii) "2.8035" to "$2.7434."

            4. Section 1.2(b) is amended to change (i) "4,923,020" to "4,923,080", (ii) "3,687,719" to "3,768,488" and (iii) "738,453" to "659,485."

            5. Section 1.2(c) is amended to change "$2.8035" to "$2.7434."

            6. Section 2.2 is amended to change "3,486,713" to "3,563,097."

            7. Section 2.2(a) is amended to change (i) "1,239,522" to " 1,266,676" and (ii) "2.8035" to "$2.7434."

            8. Section 2.2(b) is amended to change (i) "1,355,449" to "1,385,143" and (ii) "2.8035" to "$2.7434." ^

            9. Section 2.2(c) is amended to change (i) "891,742" to "911,278" and (ii) "2.8035" to "$2.7434.'V

            10. Section 2.3 is amended to change "2.8035" to "$2.7434."

            11. Section 2,4 (a) is amended to change "2.8035" to "$2.7434."

            12. Sections 2.4(b) and 2.4{c) of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

            "Upon a Non-Election or Funding Default, the Purchaser agrees to consent to an exception to the Lock-Up Agreement whereby the Company shall be permitted to sell (i) up to such number of shares of Purchaser Common Stock that is equal to the amount necessary to fund operating expenses for a six-month period divided by the closing price per share of Purchaser Common Stock on such Non-Election date or Funding Default date, as the case may be, through a broker who is selected by the Purchaser, and such sales shall be spread over a 120-day period (the "Initial Period") and in accordance with applicable security laws and (ii) following the Initial Period, up to such number of shares of Purchaser Common Stock that is equal to the unfunded portion of the Commitments (less the number of shares sold in the Initial Period) divided by the closing price per share of Purchaser Common Stock on such Non-Election date or Funding Default date, as the case may be, through a broker who is selected by the Purchaser, and such sales shall be made on a monthly basis in order for the Company to keep a six-month reserve for operating expenses as identified in the operating budget attached to the Agreement as Exhibit F, and in accordance with applicable security laws.

            13. Section 2.4(d) is amended to change (i) "1,843,860" to "1,884,244" and (ii) "1.335 ($2.8035 divided by $2.10)" to "1.306 ($2.7434 divided by $2.10)."

            14. Section 7 is amended to change "738,453" to "659,485."

            15. The modifications set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Agreement orany other ancillary agreement, or of any other instrument or agreement referred to therein, or (b) prejudice any right or remedy that the Purchaser may now have or may have in the future under or in connection with the Agreement or any other ancillary agreement, or of any other instrument or agreement referred to therein. The parties hereto acknowledge and agree that this letter agreement is executed in connection with the Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

            16. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to parties residing in New York, without regard to applicable principles of conflicts of law. All matters arising out of or relating to this letter agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to parties residing in New York, without regard to applicable principles of conflicts of law.

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            This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This letter agreement may be executed by facsimile signature.

            Very Truly Yours,

                                                  BIOPHAN TECHNOLOGIES, INC.


                                                  By: /s/ Robert J. Wood
                                                      ------------------
                                                      Name:  ROBERT J. WOOD
                                                             --------------
                                                      Title: CFO
                                                             ---


ACKNOWLEDGED AND AGREED:

MYOTECH, LLC.


By: /s/ Jeffrey Helfer
    ------------------
    Name:  Jeffrey Helfer
           --------------
    Title: PRESIDENT
           ---------


                  Signature page to Amendment and Waiver Letter